CONTENTS


                                                                       Statement
                                                                          No.


    Balance sheets at September 30, 1995
          AYP Capital, Inc.                                               1-A
          Allegheny Power System, Inc. and Subsidiaries                   2-A



    Statements of income and retained earnings for twelve months ended September 30, 1995
          AYP Capital, Inc.                                               1-B
          Allegheny Power System, Inc. and Subsidiaries                   2-B



    These financial statements have been prepared for Form U-1 purposes and are unaudited.

    Reference is made to the Notes to Financial Statements in the Allegheny Power System companies combined Annual Report on
    Form 10-K for the year ended December 31, 1994, and to the Form 10-Q's for the quarters ended March 31, 1995, June 30, 1995 and
    September 30, 1995.

                                                            Statement 1-A

    AYP CAPITAL, INC.

    BALANCE SHEET - SEPTEMBER 30, 1995




                                                            (Thousands)
    Assets

    Property, plant, and equipment:

       At original cost                                           17


    Investments and Other Assets:

       At original cost                                          197
       Notes receivable


    Current assets:

       Cash                                                       17



                    Total Assets                                 231

    Capitalization and Liabilities

    Capitalization:
       Common stock:
         Common stock - $10 par value, authorized
            1,000 shares, outstanding 100 shares                   1
         Other paid-in capital                                   612
         Retained earnings                                      (505)



    Current liabilities:
       Accounts payable                                            4
       Accounts payable to affiliates                            119

                    Total Capitalization and Liabilities         231

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES                Statement 2-A

    CONSOLIDATED BALANCE SHEET - SEPTEMBER 30, 1995



    Assets                                                          (Thousands)

    Property, plant, and equipment:
       At original cost                                              7,762,350
       Accumulated depreciation                                     (2,668,515)
                                                                     5,093,835
    Investments and other assets:
       Subsidiaries consolidated--excess of cost
          over book equity at acquisition                               15,077
       Securities of associated company--at cost,
          which approximates equity                                      1,250
       Nonutility investments                                              197
       Other                                                            37,519
                                                                        54,043
    Current assets:
       Cash and temporary cash investments                               5,354
       Accounts receivable:
          Electric service                                             281,055
          Other                                                          9,735
          Allowance for uncollectible accounts                         (11,617)
       Materials and supplies--at average cost:
          Operating and construction                                    96,872
          Fuel                                                          69,867
       Prepaid taxes                                                    50,687
       Other                                                            32,598
                                                                       534,551
    Deferred charges:
       Regulatory assets                                               653,940
       Unamortized loss on reacquired debt                              58,218
       Other                                                            43,074
                                                                       755,232

              Total Assets                                           6,437,661

    Capitalization and Liabilities
    Capitalization:
       Common stock                                                    150,496
       Other paid-in capital                                           987,416
       Retained earnings                                               971,322
                                                                     2,109,234
       Preferred stock:
         Not subject to mandatory redemption                           170,086
       Long-term debt of subsidiaries                                2,282,303
                                                                     4,561,623
    Current liabilities:
       Short-term debt                                                 135,550
       Long-term debt and preferred stock
          due within one year                                           67,575
       Accounts payable                                                128,410
       Taxes accrued:
          Federal and state income                                      29,065
          Other                                                         48,663
       Interest accrued                                                 45,085
       Restructuring liability                                          13,435
       Other                                                            98,689
                                                                       566,472
    Deferred credits and other liabilities:
       Unamortized investment credit                                   151,815
       Deferred income taxes                                         1,004,686
       Regulatory liabilities                                          100,240
       Other                                                            52,825
                                                                     1,309,566

                    Total Capitalization and Liabilities             6,437,661

                                                             Statement 2-B

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF INCOME FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1995


                                                               (Thousands)

    ELECTRIC OPERATING REVENUES                                    2,577,203

    OPERATING EXPENSES:
       Operation:
         Fuel                                                        507,749
         Purchased power and exchanges, net                          480,363
         Deferred power costs, net                                    48,402
         Restructuring charges                                        13,435
         Other                                                       292,948
       Maintenance                                                   240,691
       Depreciation                                                  250,710
       Taxes other than income taxes                                 182,668
       Federal and state income taxes                                143,199
                  Total Operating Expenses                         2,160,165
                  Operating Income                                   417,038

    OTHER INCOME AND DEDUCTIONS:
       Allowance for other than borrowed funds
          used during construction                                     6,122
       Asset write-off, net                                           (5,338)
       Other income, net                                               6,043
                 Total Other Income and Deductions                     6,827
                 Income Before Interest Charges and
                   Preferred Dividends                               423,865

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on first mortgage bonds                              118,884
       Interest on other long-term obligations                        46,039
       Other interest                                                 13,618
       Allowance for borrowed funds used during
          construction                                                (4,703)
       Dividends on preferred stock of subsidiaries                   18,257
                Total Interest Charges and
                    Preferred Dividends                              192,095

    Consolidated Net Income                                          231,770

                                                         Statement 2-B
                                                          (continued)

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF RETAINED EARNINGS
    FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1995




                                                          (Thousands)


    Balance at October 1, 1994                                 940,953


    Add:

        Consolidated net income                                231,770
                                                             1,172,723


    Deduct:

         Dividends on common stock of Allegheny
            Power System, Inc. (cash)                          195,943
         Charge on redemption of preferred stock                 5,458
                  Total Deductions                             201,401


    Balance at September 30, 1995                              971,322

                                                         Statement 1-B


    AYP CAPITAL, INC.

    STATEMENT OF INCOME FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1995


                                                        (Thousands)


    TOTAL REVENUES                                              16


    OPERATING EXPENSES:
       Operation                                               520
       Taxes other than income taxes                             1

                  Total Operating Expenses                     521

                  Net Income (Loss)                           (505)

                                                         Statement 1-B
                                                          (continued)

    AYP CAPITAL, INC.

    STATEMENT OF RETAINED EARNINGS
    FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1995



                                                          (Thousands)


    Balance at October 1, 1994                                       0


    Add:

        Net income (Loss)                                         (505)
                                                                  (505)




    Balance at September 30, 1995                                 (505)